Exhibit (99.1)

As more fully described below, this Current Report on Form 8-K includes supplemental unaudited revised reportable segment net sales, pro forma net sales, operating income and pro forma operating income information, provided on an annual and quarterly basis for the years ended December 31, 2012 and 2011.  Actual quarterly segment information for the year ended December 31, 2011 has not been included in this Current Report.  Ecolab Inc. (“Ecolab” or “the company”) did not operate under the realigned reportable segment structure until the first quarter of 2013 and will begin to report comparative prior period results under the new structure effective with the filing of its Quarterly Report on Form 10Q for the quarter ended March 31, 2013.

Effective in the first quarter of 2013, the company changed its reportable segments due to recent changes in its underlying organizational model designed to support the business following the Nalco merger and to facilitate global growth. As a result, the company’s new segment structure will focus on global businesses, with its ten global operating units, which are also operating segments, aggregated into four reportable segments as follows:

•                  “Global Institutional” will consist of the Global Institutional, Global Specialty and Global Healthcare operating units.

•                  “Global Industrial” will consist of the Global Food & Beverage, Global Water, Global Paper, and Global Textile Care operating units.

•                  “Global Energy” will consist of the Global Energy operating unit.

•                  “Other” will consist of the Global Pest Elimination and Equipment Care operating units as well as the Vehicle Care operating unit for periods through its sale on December 1, 2012.

Consistent with the company’s internal management reporting, the company also presents a Corporate segment which includes amortization specifically from the Nalco merger intangible assets, and certain merger integration costs. The Corporate segment also includes special (gains) and charges reported on the company’s consolidated statement of income.

On December 1, 2011, Nalco Holding Company (“Nalco”) merged into a wholly-owned subsidiary of Ecolab. The company’s actual results of operations include Nalco since the close of the merger on December 1, 2011.

The company evaluates the performance of its international operations based on fixed currency exchange rates, which eliminate the impact of exchange rate fluctuations on its international operations. Fixed currency amounts for the “Previously Reported” values shown in the following tables are based on translation into U.S. dollars at fixed foreign currency exchange rates established by management at the beginning of 2012. The “Changes” columns reflect both the movement of operating units from the previous reportable segments to the new global reportable segments and the establishment of international operations at fixed currency exchange rates established by management at the beginning of 2013. Presenting the “Revised” column at 2013 management rates was done to allow for consistent comparisons against 2013 results.

The financial information presented herein reflects the impact of the preceding segment structure changes. The impact of the preceding changes on previously reported 2012 and 2011 reportable segment net sales and operating income is summarized as follows:

	Net Sales			Operating Income
Year ended December 31, 2012	Previously			Previously
(millions)	Reported	Changes	Revised	Reported	Changes	Revised
U.S. Cleaning & Sanitizing	$2,992.9	$(2,992.9)	$—	$651.4	$(651.4)	$—
U.S. Other Services	474.6	(474.6)	—	70.8	(70.8)	—
Int’l Cleaning, Sanitizing & Other Services	3,175.8	(3,175.8)	—	340.8	(340.8)	—
Global Water	2,087.4	(2,087.4)	—	235.9	(235.9)	—
Global Paper	805.4	(805.4)	—	86.3	(86.3)	—
Global Energy	2,268.0	7.4	2,275.4	360.1	0.6	360.7
Global Industrial	—	4,762.2	4,762.2	—	569.5	569.5
Global Institutional	—	4,063.2	4,063.2	—	700.7	700.7
Other	—	736.3	736.3	—	103.0	103.0
Corporate	—	—	—	(459.9)	17.6	(442.3)
Subtotal at fixed currency	11,804.1	33.0	11,837.1	1,285.4	6.2	1,291.6
Effect of foreign currency rates	34.6	(33.0)	1.6	3.9	(6.2)	(2.3)
Consolidated	$11,838.7	$—	$11,838.7	$1,289.3	$—	$1,289.3

	Net Sales			Operating Income
Year ended December 31, 2011	Previously			Previously
(millions)	Reported	Changes	Revised	Reported	Changes	Revised
U.S. Cleaning & Sanitizing	$2,930.3	$(2,930.3)	$—	$556.7	$(556.7)	$—
U.S. Other Services	457.1	(457.1)	—	69.7	(69.7)	—
Int’l Cleaning, Sanitizing & Other Services	3,075.1	(3,075.1)	—	285.8	(285.8)	—
Global Water	67.2	(67.2)	—	11.0	(11.0)	—
Global Paper	33.9	(33.9)	—	6.2	(6.2)	—
Global Energy	92.3	8.2	100.5	17.7	(1.5)	16.2
Global Industrial	—	2,036.6	2,036.6	—	234.3	234.3
Global Institutional	—	3,852.0	3,852.0	—	585.6	585.6
Other	—	701.4	701.4	—	96.6	96.6
Corporate	(29.6)	—	(29.6)	(211.6)	19.2	(192.4)
Subtotal at fixed currency	6,626.3	34.6	6,660.9	735.5	4.8	740.3
Effect of foreign currency rates	172.2	(34.6)	137.6	18.3	(4.8)	13.5
Consolidated	$6,798.5	$—	$6,798.5	$753.8	$—	$753.8

Because Nalco’s operations had such a significant impact on Ecolab’s operations, a comparison of the company’s reported results for 2012 against reported results for 2011 is not entirely meaningful. To allow for a more meaningful comparison, 2011 pro forma reportable segment net sales and operating income is summarized in the tables below.  Ecolab and Nalco previously reported historical financial information is presented in the “Ecolab” and “Nalco” columns. Amounts in “Pro Forma Adjustments” represent the changes incorporated to historical financial information to give effect to the pro forma events that are directly attributed the merger, supportable and expected to have a continuing impact on the combined results.  The “Pro Forma Adjustments” include the movement of certain Ecolab water-related businesses to Global Water, impact of using fixed currency exchange rates established by management for 2012, impact of using Ecolab’s methodology to allocate Nalco corporate management costs and the increased depreciation and amortization expense from the fair-value step up adjustments to the acquired property, plant and equipment and amortizable intangible assets of Nalco.  The “Pro Forma Combined” column provides financial information reported in Ecolab’s 2012 quarterly and annual filings as pro forma financial information at the fixed currency exchange rates established by management for 2012.  The “Changes” column reflects both the movement of operating units from the previous reportable segments to the new global reportable segments and the establishment of international operations at fixed currency exchange rates established by management at the beginning of 2013.  The unaudited pro forma results are not necessarily indicative of the results of operations that would have actually occurred had the merger been completed as of the date indicated, nor are they indicative of future operating results of the combined company.

	Net Sales
Year ended December 31, 2011 (millions)	Ecolab	Nalco	Pro Forma Adjustments	Pro Forma Combined	Changes	Pro Forma Revised
U.S. Cleaning & Sanitizing	$2,930.3	$—	$(91.3)	$2,839.0	$(2,839.0)	$—
U.S. Other Services	457.1	—	—	457.1	(457.1)	—
Int’l Cleaning, Sanitizing & Other Services	3,100.8	—	(73.4)	3,027.4	(3,027.4)	—
Global Water	67.2	1,883.2	63.6	2,014.0	(2,014.0)	—
Global Paper	33.9	799.0	(21.1)	811.8	(811.8)	—
Global Energy	92.3	1,824.8	(43.7)	1,873.4	8.8	1,882.2
Global Industrial	—	—	—	—	4,623.3	4,623.3
Global Institutional	—	—	—	—	3,852.0	3,852.0
Other	—	—	—	—	701.4	701.4
Corporate (1)	(29.6)	—	—	(29.6)	—	(29.6)
Subtotal at fixed currency	6,652.0	4,507.0	(165.9)	10,993.1	36.2	11,029.3
Effect of foreign currency rates	146.5	—	144.3	290.8	(36.2)	254.6
Consolidated	$6,798.5	$4,507.0	$(21.6)	$11,283.9	$—	$11,283.9

	Operating Income
Year ended December 31, 2011 (millions)	Ecolab	Nalco	Pro Forma Adjustments	Pro Forma Combined	Changes	Pro Forma Revised
U.S. Cleaning & Sanitizing	$556.7	$—	$11.8	$568.5	$(568.5)	$—
U.S. Other Services	69.7	—	—	69.7	(69.7)	—
Int’l Cleaning, Sanitizing & Other Services	290.5	—	(10.2)	280.3	(280.3)	—
Global Water	11.0	322.8	(137.1)	196.7	(196.7)	—
Global Paper	6.2	116.7	(47.0)	75.9	(75.9)	—
Global Energy	17.7	352.8	(106.5)	264.0	(0.6)	263.4
Global Industrial	—	—	—	—	496.9	496.9
Global Institutional	—	—	—	—	585.6	585.6
Other	—	—	—	—	96.6	96.6
Corporate (1)	(211.9)	(205.6)	190.9	(226.6)	19.2	(207.4)
Subtotal at fixed currency	739.9	586.7	(98.1)	1,228.5	6.6	1,235.1
Effect of foreign currency rates	13.9	—	14.3	28.2	(6.6)	21.6
Consolidated	$753.8	$586.7	$(83.8)	$1,256.7	$—	$1,256.7

(1)         Within the Corporate line the “Ecolab” column includes net special charges of $29.6 million and $169.5 million for Net Sales and Operating Income, respectively. Within the Corporate line of the Operating Income table, the “Nalco” column includes net special gains of $61.6 million.

Supplemental quarterly recast reported net sales and reported operating income for 2012 is as follows:

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year
	Ended	Ended	Ended	Ended	Ended
Net Sales	Mar. 31	Jun. 30	Sept. 30	Dec. 31	Dec. 31
(millions)	2012	2012	2012	2012	2012
Global Industrial	$1,129.9	$1,178.7	$1,225.3	$1,228.3	$4,762.2
Global Institutional	951.3	1,028.5	1,047.7	1,035.7	4,063.2
Global Energy	538.9	550.1	588.2	598.2	2,275.4
Other	175.5	188.9	190.4	181.5	736.3
Subtotal at fixed currency	2,795.6	2,946.2	3,051.6	3,043.7	11,837.1
Effect of foreign currency rates	15.3	12.5	(28.3)	2.1	1.6
Consolidated	$2,810.9	$2,958.7	$3,023.3	$3,045.8	$11,838.7

Operating Income
(millions)
Global Industrial	$98.1	$134.1	$164.1	$173.2	$569.5
Global Institutional	132.9	180.6	197.1	190.1	700.7
Global Energy	82.1	79.1	95.4	104.1	360.7
Other	19.9	27.4	30.0	25.7	103.0
Corporate	(167.3)	(95.2)	(82.3)	(97.5)	(442.3)
Subtotal at fixed currency	165.7	326.0	404.3	395.6	1,291.6
Effect of foreign currency rates	0.1	0.5	(3.1)	0.2	(2.3)
Consolidated	$165.8	$326.5	$401.2	$395.8	$1,289.3

Supplemental quarterly recast pro forma net sales and pro forma operating income for 2011 is as follows:

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year
	Ended	Ended	Ended	Ended	Ended
Net Sales	Mar. 31	Jun. 30	Sept. 30	Dec. 31	Dec. 31
(millions)	2011	2011	2011	2011	2011
Global Industrial	$1,080.6	$1,160.4	$1,193.6	$1,188.7	$4,623.3
Global Institutional	890.5	977.9	998.6	985.0	3,852.0
Global Energy	419.5	462.6	491.8	508.3	1,882.2
Other	167.5	178.9	179.8	175.2	701.4
Corporate	—	—	—	(29.6)	(29.6)
Subtotal at fixed currency	2,558.1	2,779.8	2,863.8	2,827.6	11,029.3
Effect of foreign currency rates	27.5	86.9	103.5	36.7	254.6
Consolidated	$2,585.6	$2,866.7	$2,967.3	$2,864.3	$11,283.9

Operating Income
(millions)
Global Industrial	$100.6	$127.9	$141.1	$127.3	$496.9
Global Institutional	108.6	147.5	170.0	159.5	585.6
Global Energy	54.3	67.0	73.6	68.5	263.4
Other	20.6	23.2	27.6	25.2	96.6
Corporate	74.0	(80.3)	(77.5)	(123.6)	(207.4)
Subtotal at fixed currency	358.1	285.3	334.8	256.9	1,235.1
Effect of foreign currency rates	0.6	7.5	11.5	2.0	21.6
Consolidated	$358.7	$292.8	$346.3	$258.9	$1,256.7